Exhibit 99.1

PHH Announces Receipt of Requisite Consents in Tender Offer and Consent Solicitation
Extends Consent Solicitation Deadline

Mt. Laurel, NJ August 30, 2006 - PHH Corporation (NYSE: PHH) (“PHH” or the “Company”) today announced that it has received the requisite consents related to its previously announced tender offer and consent solicitation (the “Offer”) for its public notes (the “Securities”). The Company has received a combination of tenders and consents on behalf of approximately $979 million of the aggregate principal amount of the $1.081 billion of the Securities subject to the Offer. The requisite consents will allow PHH to extend its deadline for delivering its financial statements under the indenture governing the Securities until December 31, 2006, if necessary.

PHH also has extended the deadline for noteholders to deliver their consent in connection with the Offer. The consent solicitation deadline has been extended until 5:00 p.m., New York City time, on Wednesday, September 13, 2006 (the “Extended Consent Date”). PHH will pay noteholders who have validly consented prior to the Extended Consent Date without tendering the related Securities $1.25 per $1,000 principal amount of the Securities (the “Initial Consent Fee”). If the Company has not filed its 2005 Annual Report on Form 10-K and all other required reports with the SEC by 5:30 p.m., New York City time, on October 31, 2006, PHH will pay noteholders who validly consent prior to the Extended Consent Date without tendering the related Securities an additional $1.25 for each $1,000 in principal amount of the Securities as to which PHH has paid the Initial Consent Fee. Noteholders who validly tender their Securities prior to the Extended Consent Date will be eligible to receive an amount equal to the par value of such Securities, plus any accrued and unpaid interest.

The Offer is subject to certain conditions and presents certain risks for noteholders who consent, as set forth more fully in the offer to purchase and consent solicitation statement. The offer to purchase and consent solicitation statement and related letter of transmittal and other documents contain important information, and noteholders should read them carefully before making any decision.

PHH has retained Citigroup Corporate and Investment Banking, J.P. Morgan Securities Inc. and Wachovia Securities to serve as dealer managers and solicitation agents for the tender offer and consent solicitation, and Global Bondholder Services Corporation to serve as the depositary and information agent.

Copies of the offer to purchase and consent solicitation statement and related letter of transmittal and other documents may be obtained at no charge by contacting the information agent by telephone at (866) 794-2200 (toll-free) or (212) 430-3774, or in writing at 65 Broadway - Suite 723, New York, NY 10006.

Questions regarding the tender offer or consent solicitation may be directed to: Citigroup Corporate and Investment Banking at (800) 558-3745 (toll-free), J.P. Morgan Securities Inc. at (866) 834-4666 (toll-free) or (212) 834-4077 (collect), and Wachovia Securities at (866) 309-6316 (toll-free) or (704) 715-8341 (collect).

Noteholders requiring additional information regarding the Offer may contact the Company at (856) 917-7405.

About PHH Corporation

Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage, is one of the top ten retail originators of residential mortgages in the United States(1). Its subsidiary, PHH Arval, is the second-largest fleet management services provider in the United States and Canada(2). For additional information about the company and its subsidiaries please visit our website at www.phh.com.

(1)Inside Mortgage Finance, Copyright 2006

(2)Automotive Fleet Fact Book, June 2006

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "may fluctuate", "may result", "will result" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts.

You should consider the areas of risk described under the heading "Forward-Looking Statements" in our periodic reports under the Securities Exchange Act of 1934, as amended, and those risk factors included as Exhibit 99 thereto, titled "Risk Factors Affecting our Business and Future Results," in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

CONTACT:

PHH Corporation:

Investors: Nancy Kyle, (856) 917-4268

Media: Karen McCallson, (856) 917-8679